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                                                                      EXHIBIT 10

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated October 15, 2002, on the financial statements and financial highlights of VALIC Company II (comprised of the Aggressive Growth Lifestyle Fund, Capital Appreciation Fund, Conservative Growth Lifestyle Fund, Core Bond Fund, High Yield Bond Fund, International Growth II Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Moderate Growth Lifestyle Fund, Money Market II Fund, Small Cap Growth Fund, Small Cap Value Fund, Socially Responsible Fund, and Strategic Bond Fund) as of and for the year ended August 31, 2002 in the Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A No. 333-53589).



                                                              ERNST & YOUNG LLP

Houston, Texas
December 19, 2002